Exhibit 23.1

             Consent of Independent Registered Public Accounting Firm
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We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statement on Form S-8 (No. 333-576) of Allmerica Financial Corporation of our report dated June 23, 2004 relating to the financial statements of The Allmerica Financial Employees' 401(k) Matched Savings Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
June 23, 2004